                                                   Exhibit (1) 6(a)

                            CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

SMA LIFE ASSURANCE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of SMA Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that as amended said Article shall be and read as follows: "THE NAME OF THE CORPORATION IS ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY."

SECOND: That at a meeting of the Board of Directors of SMA Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That effective October 1, 1995, and subject to the approval of the Stockholder of the Company, the Certificate of Incorporation of SMA Life Assurance Company, a Delaware corporation, shall be amended to add the following as Article Tenth:

"A director or officer of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph shall apply to or have any effect on the liability of alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the amendments.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That the capital of said corporation shall not be reduced or increased by reason of said amendment.

SIXTH:  That the effective date of said amendments shall be  October 1, 1995.

In Witness Whereof, said SMA Life Assurance Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Bradford K. Gallagher, its President, and Abigail M. Armstrong, its Secretary, this 29th day of June 1995.


                                   By:    /s/  Bradford K. Gallagher
                                       ------------------------------------
                                               President
(Corporate Seal)

                                   By:    /s/  Abigail M. Armstrong
                                       ------------------------------------
                                             Secretary
Attest:
 /s/  Randi B. Setterlund
-------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       ***

American Variable Annuity Life Assurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of American Variable Annuity Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

             "The name of the corporation is SMA Life Assurance Company"

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     FIFTH: That the effective date of said amendment shall be January 1, 1982.

     IN WITNESS WHEREOF, said American Variable Annuity Life Assurance Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by John M. Quinlan, its President, and Sheila B. St. Hilaire, its Secretary, this 28th day of September, 1981.

                                  /s/ John M. Quinlen
                                 ----------------------------------
                              By: John M. Quinlan
                                  President

                                  /s/ Sheila B. St. Hilaire
                                  ---------------------------------
     (CORPORATE SEAL)         By: Sheila B. St. Hilaire
                                  Secretary


ATTEST: Ralph L. Diller, Asst. Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.


KNOW ALL MEN BY THESE PRESENTS:                       EXHIBIT A

That the following Certificate of Incorporation of AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC. shall henceforth be, and constitute the Certificate of Incorporation of said Corporation as follows:

First: The name of the Corporation is American Variable Annuity Life Assurance Company, Inc.

Second: Its registered office in the State of Delaware is located at No. 229 South State Street, Dover, County of Kent. The registered agent in charge thereof at such address is The Prentice-Hall Corporation System, Inc.

Third: The nature of the business or objects or purposes to be transacted, promoted, or carried on by the Corporation are as follows:

          (a) The insuring of lives of persons and every insurance pertaining thereto or connected therewith, including accident and health insurance and the granting or disposing of annuities and the transacting of disability insurance, whether on a group, individual, franchise or reinsurance basis, and any other type of insurance or other business which may be or hereafter be lawfully conducted by legal reserve life insurance companies organized under the laws of the State of Delaware. Any such business may be transacted on a variable basis stated in terms of units or otherwise but payable in lawful currency, or on a fixed basis stated in terms of predetermined amounts of lawful currency; the Corporation may transact any such business in Delaware or elsewhere.

          (b) The Directors of the Corporation shall have the power to segregate and hold separate from the other funds and assets of the Corporation premiums or other funds received from the sale of various types and classes of policies and annuity contracts; the amount held may be invested in such proportions and in such manner as determined by the Board of Directors of the Corporation or by a committee thereof; except as may otherwise by required under Subsection (c) hereof. The assets held in such separate account or accounts shall not be chargeable with liabilities arising out of any other business the Corporation may conduct, but shall be held and applied exclusively for the benefit of the holders or beneficiaries of those variable annuity contracts or life insurance policies with respect to which the account or accounts have been established;

          (c) If a separate account is registered with an Agency of the Federal Government having jurisdiction over such separate account or contracts issued in connection therewith, provisions may be made in the rules and regulations for such separate account for voting by owners of a separate account contracts with respect to the election of a board of managers for such account, ratification of the selection of auditors for such account by such board, approval of investment advisory service contracts for such account, and such other matters as may be required by applicable law.

Fourth: The authorized capital stock of the Corporation shall be 10,000 shares of $1,000 par value per share. Stock authorized but not issued may be issued for such consideration as shall be fixed from time to time by the Board of Directors, but the consideration shall at all times be not less than the par value of said shares. When shares of stock shall be issued, and paid for in cash at the rate determined by the Board of Directors, such shares shall thereafter be nonassessable.

Fifth:    The names and places of residence of the incorporators are as follows:

          Ralph L. Diller, 11 Notre Dame Street, Leominster, Massachusetts
          01543;
          Gaynelle G. Jones, 8 Wabon Street, Dorchester, Massachusetts 02121; Marilyn G. Quattrocchi, Harris Avenue, Lincoln, Rhode Island 02865

Sixth: The powers of the incorporators shall terminate upon the filing of this Certificate of Incorporation, and the initial Board of Directors of the Corporation shall be composed of:

          Harold E. Ahlquist                  75 Birchwood Drive
                                              Holden, Massachusetts 01520

          W. Douglas Bell                     50 Wyndhurst Drive
                                              Holden, Massachusetts 01520

          Norman C. Cross                     35 Leominster Road
                                              Lunenburg, Massachusetts 01420

          Roland A. Erickson                  20 Church Street
                                              Greenwich, Connecticut 06830

          Frederick Fedeli                    22 High Street
                                              Southboro, Massachusetts 01772

          John H. Freese                      85 Wyndhurst Drive
                                              Holden, Massachusetts 01520

          Ralph F. Gow                        14 Monmouth Road
                                              Worcester, Massachusetts 01609

          Paul R. O'Connell                   34 Drury Lane
                                              Worcester, Massachusetts 01609

          and they shall serve until the Annual Meeting of the Corporation to be held on the second Wednesday of April, 1975 and until their successors shall have been elected and qualified.

Seventh: The following additional provisions not inconsistent with law are hereby established for the management, conduct, and regulation of the business and officers of the Corporation, and for creating, limiting, defining, and regulating the powers of the Corporation and of its directors and stockholders:

          (a) The affairs and business of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3).

          (b) The Directors shall be elected in such number, for such terms, and in such manner as shall be provided in the By-laws and any Director of the Corporation may be removed at any annual or special meeting of stockholders by the same vote as that required to elect a Director.

          (c) Meetings of stockholders may be held outside the State of Delaware if the By-laws so provide, in such place as shall be designated in the notice of meeting. Except as otherwise required by law, the presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote shall constitute a quorum at any meeting of stockholders.

Eighth: The Corporation shall have perpetual existence unless sooner terminated by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding stock.

Ninth: These Articles of Incorporation may be amended by written authorization of the holders of a majority of the shares of stock outstanding and entitled to vote or by affirmative vote of such a majority voting at a lawful meeting of such stockholders provided notice given for such meeting includes due notice of the proposal to amend.

We, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts herein stated are true; and we have accordingly hereunto set our respective hands.

Dated at July 26, 1974.

                                              Ralph L. Diller

                                              Gaynelle G. Jones

                                              Marilyn G. Quattrocchi

Commonwealth of Massachusetts                 )
                                              )ss
County of Worcester                           )


Be it remembered, that on this 26th day of July, 1974, there personally appeared before me, the undersigned, a notary public, Ralph L. Diller, Gaynelle G. Jones, Marilyn G. Quattrocchi, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, sealed, and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

Given under my hand and seal of office the day of the year aforesaid.


                                           Robert G. Juneau
                                           Notary Public

                                           My Commission Expires: May 30, 1980

                               AGREEMENT OF MERGER

                AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY
                              (AN ARKANSAS COMPANY)

                                       AND

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.
                              (A DELAWARE COMPANY)


     This Agreement and Plan of Merger (hereinafter referred to as "Agreement") made as of this 23rd day of September, 1974, between American Variable Annuity Life Assurance Company (hereinafter referred to as AVA Co.), a stock insurance company incorporated and existing under the laws of the State of Arkansas and having its principal place of business in Little Rock, Arkansas, and American Variable Annuity Life Assurance Company, Inc. (hereinafter referred to as AVA, Inc.), a stock insurance company incorporated and existing under the laws of the State of Delaware and having its registered office in Dover, Delaware and its principal place of business in Worcester, Massachusetts. (Said companies being sometimes hereinafter called "Constituent Companies").

     Whereas, the purpose of this Agreement is to accomplish the transfer of the domicile of AVA Co. from the State of Arkansas to the State of Delaware through the utilization of the merger statutes of the respective states, and

     Whereas, after full consideration, the Boards of Directors of the Constituent Companies have deemed it is in the best interests of the Companies and their shareholders that the Constituent Companies be merged as a single company and the Surviving Company of said merger comprise the same business enterprise as AVA Co.

WITNESSETH:

     IN CONSIDERATION of the terms and of the mutual agreements, covenants, and provisions herein contained, and pursuant to the laws of Arkansas and of Delaware, this Agreement of Merger is made and entered into by and between the Board of Directors of the said AVA Co. and the Board of Directors of the said AVA, Inc., do hereby agree as follows:

     (1) At the effective date and time set forth herein, AVA Co. is hereby merged into and with AVA, Inc. with AVA, Inc. the surviving and continuing company under the laws of the State of Delaware. At the effective date of merger AVA, Inc. shall assume the name of American Variable Annuity Life Assurance Company (hereinafter referred to as the "Surviving Company").

     (2) The Surviving Company shall continue as a stock insurance company, and shall have the objects and purposes stated in its Certificate of Incorporation, Exhibit A annexed, and in general terms have the power and authority to transact any business which AVA Co. is empowered and authorized to transact, and shall have the authority to transact any business which domestic life and health insurance companies are now or hereafter may be authorized to transact under the laws of the State of Delaware.

     (3) At the said effective date and time, and by operation of the applicable laws and statutes of the State of Arkansas and the State of Delaware relating to the merger of stock insurance corporations, all of the rights and assets of AVA Co. including without limitation assets tangible and intangible, real and personal, of whatsoever kind and character and wheresoever located, including all separate accounts of AVA Co., shall become the assets of the Surviving Company.

     (4) At the effective date and time and by operation of the applicable laws and statutes of the State of Arkansas and the State of Delaware, the Surviving Company shall assume and shall be liable and responsible for any and all of the legal liabilities and legal obligations of AVA Co. then outstanding, including without limitation, all liabilities for taxes, all liabilities under insurance contracts theretofore issued or then on binder, and all other legal liabilities and obligations of AVA Co.

     (5) Prior to the merger, the Board of Directors of AVA, Inc. shall adopt a resolution to be effective at the time of the merger providing that such separate account or accounts as may be established and maintained by AVA Co. at the time of the merger shall be deemed to be separate accounts of the Surviving Company pursuant to the provisions of Delaware law and that the existence of such separate account or accounts shall continue uninterrupted.

     (6) The Surviving Company, through its appropriate officers and directors, is hereby authorized in the name of either of the Constituent Companies or in its own name, to execute, acknowledge, and deliver all instruments of further assurance and to do all other such acts or things as it may, at any time, deem necessary or desirable to vest in the Surviving Company any property or rights of any of the merged corporations, or to carry out any of the purposes expressed in this Agreement.

     (7) The registered office of the Surviving Company in Delaware shall be in Dover, County of Kent, Delaware. The principal office of the Surviving Company shall be in the City of Worcester, in the County of Worcester, Massachusetts.


     (8) The present By-Laws of AVA, Inc. set forth in Exhibit 3, shall be the By-Laws of the Surviving Company unless and until altered, amended or repealed in the manner therein provided.

     (9) All shares if authorized and outstanding capital stock of AVA, Inc., such stock being owned in its entirety AVA Co., shall be cancelled on the effective date of the merger.

     (10) All shares of authorized and outstanding capital stock of AVA Co. owned in its entirety by State Mutual Life Assurance Company of America, shall be cancelled effective the date of the merger and stock of the Surviving Company shall be issued to State Mutual in amounts equivalent to the stock owned in AVA Co. prior to the merger.

     (11) The Constituent Companies agree to do and perform each and every act required by the laws of Delaware and Arkansas to effectuate such merger.

     (12) The proper officers of the respective companies hereto are authorized and directed from time to time, as the occasion may arise, to do all acts and to execute and acknowledge all affidavits, deeds, contracts, assurances, assignments and instruments in writing, and to sign and deliver all checks on the bank accounts of the respective parties hereto, and do anything else deemed necessary or proper to carry out the provisions of this Agreement, and to affix the corporate seals of the respective parties to any such instrument in writing.

     (13) The merger shall become effective at the close of business December 31, 1974.

     (14) In order to clarify the intention of the parties hereto or to effect or facilitate the filing, recording or official approval of this Agreement and Plan of Merger and the consummation hereof in accordance with the purpose and intent of this Agreement, any of the terms or conditions of this Agreement may be, at any time prior to the merger, amended by mutual agreement of the Constituent Companies by action duly taken by the respective Boards of Directors.

     (15) This Agreement shall be contingent upon approval by the shareholders of the Constituent Companies and upon approval by a majority of the variable annuity contract owners of AVA Co. as the term majority is defined in the By-Laws and Regulations of its separate account American Variable Annuity Fund.

     (16) This Agreement shall be and become void and of no effect and the merger contemplated hereby shall be deemed to be abandoned if a majority of the Board of Directors of either Constituent Companies, at a meeting thereof duly called and held, shall be resolution deem that it is inadvisable to consummate the merger.

     (17) This Agreement shall further be contingent upon obtaining necessary approval from the Commissioners of Insurance in the States of Arkansas and Delaware and the approval of the appropriate governmental regulatory agencies.

     (18) No director or officer of either of the Constituent Companies or of any parent corporation or subsidiary insurer, shall receive any fee, commission, other compensation or valuable consideration whatever other than regular salary directly or indirectly, for in any manner aiding, promoting or assisting in the merger.

     (19) Without further action of the shareholders of AVA Co. or AVA, Inc. or the Boards of Directors of the Constituent Companies, the officers of the Surviving Company shall be the officers of AVA, Inc. immediately prior to the merger and there shall be eight initial directors of the Surviving Company whose names and addresses are as follows:

Harold E. Ahlquist, Jr.       Member
75 Birchwood Drive
Holden MA 01520

W. Douglas Bell               Chairman
50 Wyndhurst Drive
Holden MA 01520

Norman C. Cross               Member
38 Dusty Miller Road
Falmouth MA 02540

Roland A. Erickson            Member
101 M Lewis Street
Greenwich CT 06830

Frederick Fedeli              Member
22 High Street
Southboro MA 01772

John H. Freese                Member
85 Wyndhurst Drive
Holden MA 01520

Ralph F. Gow                  Member
14 Monmouth Road
Worcester MA 01609

Paul R. O'Connell             Member
34 Drury Lane
Worcester MA 01609


IN WITNESS WHEREOF, American Variable Annuity Life Assurance Company and American Variable Annuity Life Assurance Company, Inc. have caused this Agreement to be executed in their corporate names by their respective officers and who by majorities of their Boards of Directors on this 23rd day of September, 1974.

                              AMERICAN VARIABLE ANNUITY LIFE
                                           ASSURANCE COMPANY


(Corporate Seal)              By:  John H. Freese, President


Attest:  Ralph L. Diller, Secretary


Directors of American Variable Annuity Life Assurance Company:


Harold E. Ahlquist, Jr.       Frederick Fedeli


W. Douglas Bell               John H. Freese


Norman C. Cross               Ralph G. Gow


Roland A. Erickson            Paul R. O'Connell


                                 AMERICAN VARIABLE ANNUITY LIFE
                                       ASSURANCE COMPANY, INC.

                                   /s/ John H. Freese
                                  --------------------------------
(Corporate Seal)              By:  John H. Freese, President


Attest:  Ralph L. Diller, Secretary

Directors of American Variable Annuity Life Assurance Company, Inc.:


Harold E. Ahlquist, Jr.       Frederick Fedeli


W. Douglas Bell               John H. Freese


Norman C. Cross               Ralph F. Gow


Roland A. Erickson            Paul R. O'Connell

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY

                                      INTO

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.


American Variable Annuity Life Assurance Company, a corporation organized under the laws of the State of Arkansas does hereby certify:

FIRST:    That it was organized pursuant to the provisions of the Arkansas
Insurance Laws on the 23rd day of January, 1967.

SECOND:   That it owns all of the outstanding shares of capital stock of
American Variable Annuity Life Assurance Company, Inc., a corporation organized pursuant to the provisions of the General Corporation Laws of the State of Delaware on the 26th day of July, 1974.

THIRD:    That its Board of Directors at a meeting held on the 30th day of July,
1974 determined to merge the Corporation into said American Variable Annuity Life Assurance company, Inc. and did adopt the following resolution:

            "RESOLVED: That subject to the approval of State Mutual Life Assurance Company of America as the sole shareholder of the company and the approval of the company's variable annuity contract owners, the company enter into a merger agreement with its wholly owned subsidiary, American Variable Annuity Life Assurance Company, Inc. effective with the close of business, December 31, 1974. The appropriate officers of the company are hereby authorized to execute the merger agreement substantially in the form attached hereto and take whatever action may be necessary to carry out the terms of said merger agreement."

FOURTH:   That the attached copy of the Agreement of Merger is the same as that approved and authorized by resolution of the Board of Directors of the Company on July 30,1974.

FIFTH:    That the sole stockholder of the Company, State Mutual Life Assurance
Company of America, at a stockholder meeting duly called and held on August 16, 1974 for the purpose of approving the merger voted to approve the merger of the Company into its wholly owned subsidiary, American Variable Annuity Life Assurance Company, Inc. pursuant to the Agreement of Merger as authorized by the Board of Directors of the Company on July 30, 1974.

SIXTH:    That pursuant to the Agreement of Merger approved and authorized by the Company's Board of Directors, the merger of American Variable Annuity Life Assurance Company into American Variable Annuity Life Assurance Company, Inc. shall be effective at the close of business December 31, 1974.

SEVENTH: That pursuant to the Agreement of Merger approved and authorized by the Company's Board of Directors, the surviving company shall, effective with the merger, assume the name American Variable Annuity Life Assurance Company.


IN WITNESS WHEREOF, said American Variable Annuity Life Assurance Company, has caused this Certificate of Ownership and Merger to be signed by John H. Freese, its President, and Ralph L. Diller, its Secretary, and its corporate seal to be affixed thereto this 5th day of December, A.D. 1974.

                              AMERICAN VARIABLE ANNUITY LIFE
                                        ASSURANCE COMPANY


                              By: /s/ John H. Freese
                                  --------------------------------
                                  President



                              By: /s/ Ralph L. Diller
                                  --------------------------------
                                  Secretary



(CORPORATE SEAL)

STATE OF MASSACHUSETTS

COUNTY OF WORCESTER


     BE IT REMEMBERED that on this 5th day of December, 1974, personally came before me, a Notary Public in and for the County and State aforesaid, John H. Freese, President and Ralph L. Diller, Secretary of American Variable Annuity Life Assurance Company, a corporation of the State of Arkansas, and they duly executed said certificate before me and severally acknowledged the said certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; that the signatures of the said officers are in the handwriting of each of said officers respectively; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                              Ethel Demark
                              Notary Public


(SEAL)